UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2016

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio		45342
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 22, 2016, Teradata Corporation (“Teradata”) entered into Second Amendments (together, the “Second Amendments”) to its Revolving Credit Agreement dated as of March 25, 2015 with Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., the Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto (the “Revolving Credit Agreement”) and to its Term Loan Agreement dated as of March 25, 2015 with JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto (the “Term Loan Agreement”). The Second Amendments amend the definition of the term “Change in Control” in the Revolving Credit Agreement and the Term Loan Agreement in certain respects. A Change in Control, as defined, constitutes an event of default under both agreements.

On January 22, 2016, Teradata also entered into Third Amendments to the Revolving Credit Agreement and the Term Loan Agreement (together, the “Third Amendments”). The Third Amendments modify certain covenants made by Teradata in the Revolving Credit Agreement and the Term Loan Agreement to expressly permit the sale or other disposition by Teradata of its marketing applications business so long as such sale or other disposition is consummated on or before January 31, 2017.

The foregoing description of the Second Amendments and the Third Amendments is not complete and is subject to and qualified in its entirety by reference to the Second Amendments and the Third Amendments, which are attached as Exhibits 1.1, 1.2, 1.3, and 1.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, Mr. Edward P. (Pete) Boykin, a director of Teradata, notified Teradata that he will retire from the Teradata Board of Directors at the 2016 Annual Meeting of Stockholders and, accordingly, he will not be standing for reelection by the stockholders at the meeting and will resign from the Board of Directors effective at the end of his current term, which expires at the annual meeting. He also informed Teradata that his decision was not because of any disagreement with Teradata on any matter relating to Teradata’s operations, policies or practices. Mr. Boykin has served as a director of Teradata since its formation.

On January 26, 2016, the Teradata Board of Directors also reduced the number of directors on the board and in the class of directors to be elected at the 2016 Annual Stockholders’ Meeting (Class III) by one, effective with the expiration of Mr. Boykin’s current term at the 2016 Annual Meeting of Stockholders.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description

1.1	Second Amendment to the Revolving Credit Agreement dated as of January 22, 2016

1.2	Second Amendment to the Term Loan Agreement dated as of January 22, 2016

1.3	Third Amendment to the Revolving Credit Agreement dated as of January 22, 2016

1.4	Third Amendment to the Term Loan Agreement dated as of January 22, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Laura K. Nyquist
Name: Laura K. Nyquist
Title: General Counsel and Secretary

Dated: January 28, 2016

Index to Exhibits

Exhibit No.	Description

1.1	Second Amendment to Revolving Credit Agreement dated as of March 25, 2015 among Teradata Corporation, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agents, and the other lenders party thereto (the “Revolving Credit Agreement”) dated as of January 22, 2016.

1.2	Second Amendment to Term Loan Agreement dated as of March 25, 2015 among Teradata Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, Citibank, N.A., HSBC Bank USA, N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and U.S. Bank National Association, as Co-Documentation Agent, and the other lenders party thereto (the “Term Loan Agreement) dated as of January 22, 2016.

1.3	Third Amendment to the Revolving Credit Agreement dated as of January 22, 2016.

1.4	Third Amendment to the Term Loan Agreement dated as of January 22, 2016.